CONSENT OF UHY MANN FRANKFORT STEIN & LIPP CPAS, LLP

We hereby consent to the incorporation by reference in the Registration Statement on Form S-8 of RAM Energy Resources, Inc., of our report dated March 6, 2006, except for note Q, as to which the date is April 6, 2006, relating to the consolidated financial statements of RAM Energy, Inc., for the years ended December 31, 2005, 2004 and 2003, which appears in the Proxy Statement pursuant to Section 14(a) of the Securities Exchange Act of 1934 filed on April 18, 2006.

UHY Mann Frankfort Stein & Lipp CPAs, LLP

Houston, Texas

July 18, 2006